Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-193695-02 on Form S-3 of our reports dated February 26, 2016, relating to the consolidated financial statements and financial statement schedule of CenterPoint Energy Houston Electric, LLC and subsidiaries appearing in this Annual Report on Form 10-K of CenterPoint Energy Houston Electric, LLC for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 26, 2016